UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2018

Sphere 3D Corp.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

240 Matheson Blvd. East,
Mississauga, Ontario	L4Z 1X1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Agreement.

Sphere 3D Corp. (the “Company”), as borrower, certain of its subsidiaries, as guarantors, FBC Holdings S.A.R.L., as lender, entered into that certain Eighth Amendment to 8% Senior Secured Convertible Debenture, as amended from time to time (the “Debenture”), effective as of July 13, 2018, under which the maturity date of the Debenture was extended from July 13, 2018 to July 23, 2018.

Also, Overland Storage, Inc., together with Tandberg Data GmbH, as co-borrower, the Company and certain of the Company’s subsidiaries, as guarantors, and CB CA SPV, LLC (“Colbeck”), as lender, entered into that certain Amendment Number Thirteen to the Credit Agreement dated April 6, 2016, as amended from time to time (the “Credit Agreement” and, together with the Debenture, the “Debt Facilities”), effective as of July 13, 2018, under which the maturity date of the loans owing to Colbeck under the Credit Agreement was extended from July 13, 2018 to July 23, 2018.

The terms of the Debt Facilities otherwise remain unchanged.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed on March 19, 2018, the Company exchanged previously outstanding warrants exercisable for approximately 1.3 million common shares for approximately 1.43 million newly issued common shares (the “Warrant Exchange”) in a privately negotiated exchange under Section 4(a)(2) of the Securities Act of 1933, as amended. As previously disclosed on April 2, 2018, the Company entered into that certain Third Amendment to the Debenture on March 30, 2018 that, among other things, extended the maturity date of the Debenture (the “Note Amendment” and, together with the Warrant Exchange, the “Transactions”). In exchange for entering into the Note Amendment, the Company agreed to pay a fee to FBC, payable in cash or common shares of the Company, at the Company’s option, in four installments of $183,750 plus accrued interest, which the Company satisfied by issuing approximately 1.41 million common shares and paying approximately $72,000 in cash.

On July 16, 2018, the Company received a Letter of Reprimand (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Staff had reviewed the Transactions and had determined those issuances did not comply with Nasdaq Rule 5635(d) (the “Rule”). The Rule requires that a company obtain shareholder approval prior to the issuance, in a transaction not involving a public offering, of common shares or securities exercisable for common shares equal to 20% or more of the common shares outstanding before the issuance for less than the greater of book or market value. The Nasdaq Staff determined that the Transactions were not in compliance with the Rule because it determined such Transactions should be integrated into a single transaction which, when combined, constituted over 20% of the pre-transaction total shares outstanding of the Company, and as such should have been submitted for shareholder approval.

The Letter states that it was appropriate to close the matter with the Letter in accordance with Listing Rule 5810(c)(4) in light of the apparent inadvertent nature of the violation, in part because the Company has not demonstrated a prior pattern of non-compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 19, 2018

SPHERE 3D CORP.

By:    /s/ Kurt L. Kalbfleisch
          Kurt L. Kalbfleisch
          Chief Financial Officer